Exhibit 1.10

EXECUTION VERSION

ANNALY CAPITAL MANAGEMENT, INC.
Shares of Common Stock
(par value $0.01 per share)
AMENDED AND RESTATED DISTRIBUTION AGENCY AGREEMENT
August 6, 2020
UBS Securities LLC
1285 Avenue of the Americas
New York, New York 10019
Ladies and Gentlemen:
Annaly Capital Management, Inc., a Maryland corporation (the “Company”), previously agreed with UBS Securities LLC (the “Sales Agent”), to issue and sell from time to time through the Sales Agent, as sales agent and/or principal, shares of its common stock, par value $0.01 per share (the “Common Stock”), on the terms set forth in a distribution agency agreement, by and between the Company and the Sales Agent, dated January 3, 2018 (the “Prior Distribution Agreement”).
The Company also concurrently entered into separate distribution agency agreements (the “Prior Alternative Agreements”), each dated of even date with the Prior Distribution Agreement, with J.P. Morgan Securities LLC, BofA Securities, Inc., Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC, Keefe, Bruyette & Woods, Inc., RBC Capital Markets, LLC and Wells Fargo Securities, LLC (each, an “Alternative Agent,” and together with the Sales Agent, the “Agents”), to issue and sell from time to time through each Alternative Agent, as sales agent and/or principal, shares of the Company’s Common Stock (the “Shares”) on the terms set forth in the Prior Alternative Agreements.
The Company and the Sales Agent desire to amend and restate the Prior Distribution Agreement herein (this “Agreement”) as follows. The Company is concurrently entering into separate amended and restated distribution agency agreements (the “Amended and Restated Alternative Agreements”) with each Alternative Agent. This Agreement and the Amended and Restated Alternative Agreements are collectively referred to herein as the “Amended and Restated Distribution Agreements.”
SECTION 1. Description of Securities. The Company proposes to issue and sell through or to the Sales Agent, as sales agent and/or principal, the Shares on the terms set forth in Section 4 of this Agreement. The Company agrees that whenever it determines to sell the Shares directly to the Sales Agent as principal, it will enter into a separate agreement (each, a “Terms Agreement”), in form and substance satisfactory to the Sales Agent, relating to such sale in accordance with Section 4 of this Agreement.
SECTION 2. Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Sales Agent that:
(a) An “automatic shelf registration statement” (the “registration statement”) as defined in Rule 405 under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively called the “Act”), on Form S-3 (File No. 333-229489) in respect of the Shares, including a form of prospectus, has been prepared and filed by the Company not earlier than three years prior to the date hereof, in conformity with the requirements of the Act, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder (the “Rules and Regulations”). The registration statement contains certain information concerning the offering and sale of the Common Stock, including the Shares, and contains additional information concerning the Company and its business; the Commission has not issued an order preventing or suspending the use of the Basic Prospectus (as defined below), the Prospectus Supplement (as defined below), the Prospectus (as defined below) or any Permitted Free Writing Prospectus (as defined below), or the effectiveness of the Registration Statement (as defined below), and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Company’s knowledge, threatened by the Commission. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Sales Agent, as well as any new registration statement, post-effective amendment or new automatic shelf registration statement as may have been filed pursuant to Section 5(f) or (g) of this Agreement, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Sales Agent, and (3) any registration statement filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act. Except where the context otherwise requires, “Basic Prospectus,” as used herein, means the prospectus filed as part of each Registration Statement, together with any amendments or supplements thereto as of the date of this Agreement. Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Company to the Sales Agent in connection with the offering of the Shares. Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Basic Prospectus attached to or used with the Prospectus Supplement. “Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule A attached hereto. Any reference herein to the registration statement, the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of the Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.
(b) The Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at each deemed effective date with respect to the Sales Agent pursuant to Rule 430(B)(f)(2) of the Act, at each Settlement Date (as defined in Section 4(a)(vi) hereof), and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, will comply, in all material respects, with the requirements of the Act, and the Registration Statement did not and will not, at or during such times, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the conditions to the use of Form S-3 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Shares as contemplated hereby complies with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5)); the Basic Prospectus complied or will comply, at the time it was or will be filed with the Commission, complies as of the date hereof (if filed with the Commission on or prior to the date hereof) and, as of the time of each sale of Shares pursuant to this Agreement (each, a “Time of Sale”), at each Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, will comply, in all material respects, with the requirements of the Act; at no time during the period that begins on the earlier of the date of the Basic Prospectus and the date the Basic Prospectus was filed with the Commission and ends on each Settlement Date did or will the Basic Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, each Time of Sale, each Settlement Date, and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, in all material respects, with the requirements of the Act (including, without limitation, Section 10(a) of the Act); at no time during the period that begins on the date of the Prospectus Supplement and ends at the later of each Settlement Date and the end of the period during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares did or will the Prospectus, as then amended or supplemented, either alone or together with any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; at no time during the period that begins on the date of such Permitted Free Writing Prospectus and ends at each Settlement Date did or will any Permitted Free Writing Prospectus include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning the Sales Agent and furnished in writing by or on behalf of the Sales Agent expressly for use in the Registration Statement, the Basic Prospectus, the Prospectus or such Permitted Free Writing Prospectus; each Incorporated Document, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied, in all material respects, with the requirements of the Exchange Act and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(c) (i) At the time of filing of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act or otherwise (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the Act and (iv) at the date hereof, the Company is a “well-known seasoned issuer” as defined in Rule 405 of the Act (“Rule 405”), including not having been and not being an “ineligible issuer” as defined by Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Shares, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Act objecting to the use of the automatic shelf registration statement form.
(d) Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rule 163 or with Rules 164 and 433 under the Act; assuming that any such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by the Sales Agent, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 or Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act; neither the Company nor the Sales Agent is disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act) related to the offering of the Shares contemplated hereby is solely the property of the Company.
(e) The Company has an authorized and outstanding capitalization as set forth in the consolidated balance sheet included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or as of the Company’s then most recently completed quarter or fiscal year, contained in the Company’s quarterly report on Form 10-Q or the Company’s annual report on Form 10-K, as applicable, at the indicated date, and there has been no material change in such information since the Company’s then most recently completed quarter or fiscal year (subject to the issuance of shares of Common Stock upon exercise of stock options and warrants disclosed as outstanding in the Registration Statement (excluding the exhibits thereto) and the Prospectus and the grant of options under existing stock option plans described in the Registration Statement (excluding the exhibits thereto), the Basic Prospectus and the Prospectus).
(f) The consolidated financial statements of the Company, together with the related schedules and notes thereto, set forth or included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus are accurate in all material respects and fairly present the financial condition of the Company on a consolidated basis as of the dates indicated and the results of operations, changes in financial position, stockholders’ equity and cash flows for the periods therein specified are in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein). The selected financial and statistical data included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein and, to the extent based upon or derived from the financial statements, have been compiled on a basis consistent with the financial statements presented therein. No other financial statements are required to be set forth or to be incorporated by reference in the Registration Statement or the Prospectus under the Act. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(g) The Prospectus and any Permitted Free Writing Prospectus delivered to the Sales Agent for use in connection with this offering will be, identical to the versions of the Prospectus and any Permitted Free Writing Prospectus, respectively, created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.
(h) The Company and each of its subsidiaries has been duly formed or, if a corporation, incorporated and is validly existing as a limited liability company, limited partnership or corporation in good standing under the laws of the state of its formation or incorporation, as applicable, is duly qualified to do business and is in good standing as a foreign limited liability company, limited partnership or corporation, as applicable, in each jurisdiction in which its ownership or lease of property or assets or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, assets, properties, prospects, financial condition or results of operation of the Company and its subsidiaries taken as a whole (a “Company Material Adverse Effect”), and has full limited liability company, limited partnership or corporate, as applicable, power and authority necessary to own, hold, lease and/or operate its assets and properties, to conduct the business in which it is engaged and as described in the Registration Statement, the Prospectus and the Permitted Free Writing Prospectuses, if any, and to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, and the Company and its subsidiaries Annaly Funding LLC and RCap Securities Inc. (“RCap”) are each in compliance in all material respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions.
(i) The Company has no “significant subsidiaries” (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act), and has no other subsidiaries except as set forth in Exhibit 21.1 to the Company’s annual report on Form 10-K for the year ended December 31, 2019. Complete and correct copies of the charter and of the bylaws of the Company and all amendments thereto have been delivered to the Sales Agent (or otherwise made available on EDGAR) and, except as set forth in the exhibits to, or incorporated by reference into, the Registration Statement, no changes therein will be made subsequent to the date hereof and prior to each Time of Sale and each Settlement Date.

(j) The Company is not in breach of, or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach of or constitute a default under), (i) its charter or bylaws or (ii) any obligation, agreement, covenant or condition contained in any contract, license, repurchase agreement, indenture, mortgage, deed of trust, bank loan or credit agreement, note, lease or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company is a party or by which it or any of its assets or properties may be bound or affected, the effect of which breach or default under this clause (ii) could have a Company Material Adverse Effect. The execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, or result in any breach of, constitute a default under or a Repayment Event (as defined below) under (nor constitute any event which with notice, lapse of time or both would result in any breach of, constitute a default under or a Repayment Event under), (i) any provision of the charter or bylaws of the Company, (ii) any provision of any contract, license, repurchase agreement, indenture, mortgage, deed of trust, bank loan or credit agreement, note, lease or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company is a party or by which the Company or any of its assets or properties may be bound or affected, the effect of which could have a Company Material Adverse Effect or (iii) under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.
(k) All of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right.
(l) This Agreement has been duly authorized, executed and delivered by the Company.
(m) Reserved.
(n) The capital stock of the Company, including the Shares, conforms and will conform in all material respects to the description thereof contained in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus and such description conforms to the rights set forth in the instruments defining the same. If certificated, the global certificates representing the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holders.
(o) The Shares have been duly and validly authorized by the Company for issuance and sale pursuant to this Agreement and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and will be registered pursuant to Section 12 of the Exchange Act.
(p) No approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transaction contemplated hereby other than (i) registration of the Shares under the Act, (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Sales Agent and (iii) such approvals in connection with the approval of the listing of the Shares on the New York Stock Exchange LLC (the “NYSE”).
(q) No person, as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Act (each, a “Person”), has the right, contractual or otherwise, to cause the Company to issue to it any shares of capital stock or other securities of the Company upon the issue and sale of the Shares to the Sales Agent hereunder, nor does any Person have preemptive rights, co-sale rights, rights of first refusal or other rights to purchase or subscribe for any of the Shares or any securities or obligations convertible into or exchangeable for, or any contracts or commitments to issue or sell any of, the Shares or any options, rights or convertible securities or obligations, other than those that have been expressly waived prior to the date hereof.
(r) Ernst & Young LLP (the “Accountants”), whose report on the consolidated financial statements of the Company is filed with the Commission as part of the Registration Statement and the Prospectus, are and, during the periods covered by their reports, were independent public accountants as required by the Act.

(s) Each of the Company and its subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary permits, authorizations, consents and approvals from other Persons, in order to conduct its business as described in the Registration Statement, the Prospectus and the Permitted Free Writing Prospectuses, if any, except as such as could not have a Company Material Adverse Effect. Neither the Company nor any of its subsidiaries is required by any applicable law to obtain accreditation or certification from any governmental agency or authority in order to provide the products and services which it currently provides or which it proposes to provide as set forth in the Registration Statement, the Prospectus and the Permitted Free Writing Prospectuses, if any, except as such could not have a Company Material Adverse Effect. Neither the Company nor any of its subsidiaries is in violation of, or in default under, any such license, permit, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of its subsidiaries, the effect of which could have a Company Material Adverse Effect.
(t) The descriptions in the Registration Statement, the Prospectus and the Permitted Free Writing Prospectuses, if any, of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly in all material respects the information required to be shown, and there are no legal or governmental proceedings, contracts, leases or other documents of a character required to be described in the Registration Statement, the Prospectus and the Permitted Free Writing Prospectuses, if any, or to be filed as exhibits to the Registration Statement which are not described or filed as required. All agreements between the Company and third parties expressly referenced in the Registration Statement, the Prospectus and the Permitted Free Writing Prospectuses, if any, are legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and except to the extent that any indemnification provision thereof may be limited by public policy considerations in respect thereof.
(u) Except as set forth in the Registration Statement, the Prospectus or a Permitted Free Writing Prospectus, there are no actions, suits, claims, investigations, inquiries or proceedings pending or, to the best of the Company’s knowledge, threatened to which the Company or any of the subsidiaries or any of their respective officers or directors is a party or of which any of its properties or other assets is subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which could result in a judgment, decree or order having a Company Material Adverse Effect.

(v) Except as otherwise may be disclosed therein, subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the Permitted Free Writing Prospectuses, if any, there has not been (i) any Company Material Adverse Effect, or any development which would reasonably be expected to cause a Company Material Adverse Effect, in the business, properties or assets described or referred to in the Registration Statement, the Prospectus and the Permitted Free Writing Prospectuses, if any, or the results of operations, condition (financial or otherwise), net worth, business, prospects or operations of the Company and its subsidiaries, taken as a whole, (ii) any transaction which is material to the Company and its subsidiaries, taken as a whole, except transactions in the ordinary course of business, (iii) any obligation, direct or contingent, which is material to the Company and its subsidiaries, taken as a whole, incurred by the Company or any subsidiary, except obligations incurred in the ordinary course of business, (iv) any change in the capital stock or, except in the ordinary course of business, outstanding indebtedness of the Company or any subsidiary or (v) except for regular quarterly dividends on the Series D cumulative redeemable preferred stock, the Series F fixed-to-floating rate cumulative redeemable preferred stock, the Series G fixed-to-floating rate cumulative redeemable preferred stock and the Series I fixed-to-floating rate cumulative redeemable preferred stock (collectively, the “Preferred Stock”) and the Common Stock, in amounts per share that are consistent with past practice, any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock. There are no contingent obligations that are material to the Company and its subsidiaries, taken as a whole, which are not disclosed in the Registration Statement, the Prospectus and the Permitted Free Writing Prospectuses, if any.
(w) Except as set forth in the Registration Statement, the Prospectus or a Permitted Free Writing Prospectus, there are no Persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Act.

(x) The Company (i) does not have any issued and outstanding preferred stock, other than the 18,400,000 shares of Series D cumulative redeemable preferred stock, 28,800,000 shares of Series F fixed-to-floating rate cumulative redeemable preferred stock, 17,000,000 shares of Series G fixed-to-floating rate cumulative redeemable preferred stock and 17,700,000 shares of Series I fixed-to-floating rate cumulative redeemable preferred stock, (ii) has not failed to pay any dividend or sinking fund installment on preferred stock and (iii) has not defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long term leases, which defaults would have a Company Material Adverse Effect on the financial position of the Company and its subsidiaries, taken as a whole. The Company has not filed a report pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of its last annual report on Form 10-K, indicating that it (i) has failed to pay any dividend or sinking fund installment on the Preferred Stock or (ii) has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long term leases, which defaults would have a Company Material Adverse Effect.
(y) Neither the Company nor any of its officers, directors and controlling Persons have, directly or indirectly, (i) taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale of the Shares, or (ii) (except pursuant to this Agreement, shares of the Company’s Common Stock issued pursuant to the Company’s dividend reinvestment and share purchase plan (the “DRSPP”), as may have been incurred in connection with the Company’s publicly disclosed repurchase of Common Stock and the retirement of the Company’s long-term indebtedness) (A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Shares or, (B) other than as disclosed in the Registration Statement, the Prospectus and the Permitted Free Writing Prospectuses, if any, during the one hundred eighty (180) day period preceding the date of this Agreement, paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(z) The Company has applied to have the Shares listed on the NYSE, and the Shares will have been approved for listing on the NYSE as of the time of purchase, subject only to official notice of issuance.
(aa) Neither the Company nor any of its affiliates, except for RCap, (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the Bylaws of the Financial Industry Regulatory Authority, Inc. (“FINRA”)) any member firm of FINRA.
(bb) Any certificate signed by any officer of the Company delivered to the Sales Agent or to counsel for the Sales Agent pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Sales Agent as to the matters covered thereby.
(cc) As of the date of this Agreement, the Company has no plan or intention to materially alter its capital investment policy or investment allocation strategy, both as described in the Registration Statement, the Prospectus and the Permitted Free Writing Prospectuses, if any, and is in compliance with its stated capital investment policy and investment allocation strategy. Each of the Company and its subsidiaries has good and marketable title to all of the properties and assets owned by them, in each case free and clear of any security interests, liens, encumbrances, equities, claims and other defects (except for any security interest, lien, encumbrance or claim that may otherwise exist under any applicable repurchase agreement or loan agreement), except such as do not have a Company Material Adverse Effect and do not interfere with the use made or proposed to be made of such property or asset by the Company or any subsidiary, and except as described in or contemplated by the Registration Statement, the Prospectus and the Permitted Free Writing Prospectuses, if any. The Company owns no real property that is material, on an individual basis, to the Company. Any real property and buildings held under lease by the Company or any subsidiary are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Prospectus or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company.
(dd) The Company has filed all federal and material state and foreign income and franchise tax returns required to be filed on or prior to the date hereof and has paid taxes shown as due thereon (or that are otherwise due and payable), other than taxes which are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles. The Company has no knowledge, after due inquiry, of any tax deficiency which has been asserted or threatened against the Company. To the knowledge of the

Company, there are no tax returns of the Company that are currently being audited by federal, state or local taxing authorities or agencies which would have a Company Material Adverse Effect.
(ee) The Company owns or possesses adequate license or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively, “Intangibles”) necessary to entitle the Company to conduct its business as described in the Registration Statement, the Prospectus and the Permitted Free Writing Prospectuses, if any, and the Company has not received notice of infringement of or conflict with (and the Company knows of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles which could have a Company Material Adverse Effect.

(ff) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus fairly present the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(gg) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company is made known to the Company’s Chief Executive Officer and its Chief Financial Officer, and such disclosure controls and procedures are effective to perform the functions for which they were established; any significant material weaknesses in internal controls have been identified for the Company’s Chief Executive Officer and its Chief Financial Officer; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls.
(hh) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which it is engaged. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Company Material Adverse Effect.
(ii) Except as set forth in the Registration Statement, the Prospectus or a Permitted Free Writing Prospectus, the Company is not in violation, and has not received notice of any violation with respect to, any applicable environmental, safety or similar law applicable to the business of the Company. The Company has received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health and environmental laws and regulations to conduct its business, and the Company is in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which could not, singly or in the aggregate, have a Company Material Adverse Effect.
(jj) Neither the Company nor any of its subsidiaries has incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated, except as may otherwise exist with respect to the Sales Agent pursuant to this Agreement.
(kk) Except as set forth in the Registration Statement, the Prospectus or a Permitted Free Writing Prospectus, there are no existing or threatened labor disputes with the employees of the Company which are likely to have individually or in the aggregate a Company Material Adverse Effect.
(ll) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers and stockholders of the Company, on the other hand, which is required by the Act to be described in the Registration Statement and the Prospectus that is not so described.

(mm) The Company, since its date of inception, has been, and upon the sale of the Shares will continue to be, organized and operated in conformity with the requirements for qualification and taxation as a “real estate investment trust” (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended and the regulations and published interpretations thereunder (collectively, the “Code”), for all taxable years commencing with its taxable year ended December 31, 1997. The proposed method of operation of the Company as described in Registration Statement, the Prospectus and the Permitted Free Writing Prospectuses, if any, will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code, and no actions have been taken (or not taken which are required to be taken) which would cause such qualification to be lost. The Company intends to continue to operate in a manner which would permit it to qualify as a REIT under the Code. The Company has no intention of changing its operations or engaging in activities which would cause it to fail to qualify, or make economically undesirable its continued qualification, as a REIT.
(nn) Neither the Company nor any subsidiary is and, after giving effect to the offering and sale of the Shares, will be required to register as an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
(oo) To the Company’s knowledge, no relationship, direct or indirect, exists between or among the Company or any subsidiary, on the one hand, and the officers, 5% stockholders or directors of the Company or any subsidiary, on the other hand, which is required by the rules of FINRA to be described in the Registration Statement and the Prospectus which is not so described.
(pp) The Company has not, directly or indirectly, including through any subsidiary, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company.
(qq) Neither the Company nor any of the subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or the subsidiaries has made any payment of funds of the Company or the subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the Prospectus.
(rr) The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.
(ss) The Common Stock is an “actively traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.
(tt) Other than any Terms Agreement or the Amended and Restated Alternative Agreements, the Company has not entered into any other sales agency or distribution agreements or similar arrangements with any agent or other representative in respect of the Shares and the equity shelf program established by the Amended and Restated Distribution Agreements, the terms of which have not been properly and duly waived.
(uu) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), as amended, and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
(vv) (A) Neither the Company nor any of its subsidiaries, nor any director, officer or employee thereof, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of them, is an individual or entity (“Covered Person”) that is, or is owned or controlled by a Covered Person that is:

(i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”); nor
(ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria).
(B) The Company will not use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Covered Person:
(iii) to fund or facilitate any activities or business of or with any Covered Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or
(iv) in any other manner that will result in a violation of Sanctions by any Covered Person (including any Covered Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
(C) The Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Covered Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.
(D) Neither the Company nor any of its subsidiaries, nor any director, officer or, to the Company’s knowledge, employee thereof, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of them: (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) has made any direct or indirect unlawful contribution or payment to any official of, or candidate for, or any employee of, any federal, state or foreign office from corporate funds; (iii) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions, the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or any similar law or regulation to which the Company, any of its subsidiaries, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is subject. The Company, its subsidiaries and their affiliates have each conducted its businesses in compliance with the FCPA and any applicable similar law or regulation and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

SECTION 3. Reserved.
SECTION 4. Sale and Delivery of Securities. (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell through the Sales Agent, as sales agent, and the Sales Agent agrees to use its commercially reasonable efforts to sell, as sales agent for the Company, the Shares on the following terms.
(i) The Shares are to be sold on a daily basis or otherwise as shall be agreed to by the Company and the Sales Agent on any day that (A) is a trading day for the NYSE (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time), (B) the Company has instructed the Sales Agent by telephone (confirmed promptly by electronic mail) (or as otherwise agreed to by the Company and the Sales Agent) from any of the individuals listed as authorized representatives of the Company on Schedule B hereto (the “Authorized Company Representatives”) to make such sales and (C) the Company has satisfied its obligations under Section 8 of this Agreement. The Company will designate the maximum amount of the Shares to be sold by the Sales Agent daily as agreed to by the Sales Agent and in any event not in excess of the amount available for issuance under the currently effective Registration Statement or in a number in excess of the number of Shares authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors, or a duly authorized committee thereof, and notified to the Sales Agent in writing (a “Placement Notice”).

Subject to the terms and conditions hereof, the Sales Agent shall use its commercially reasonable efforts to offer and sell all of the Shares designated; provided, however, that the Sales Agent shall have no obligation to offer or sell any

Shares, and the Company acknowledges and agrees that the Sales Agent shall have no such obligation, in the event an offer or sale of the Shares on behalf of the Company may in the judgment of the Sales Agent constitute the sale of a “block” under Rule 10b-18(a)(5) under the Exchange Act or a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act or the Sales Agent reasonably believes it may be deemed an “underwriter” under the Act in a transaction that is other than by means of ordinary brokers’ transactions between members of the NYSE that qualify for delivery of a Prospectus to the NYSE in accordance with Rule 153 under the Act (such transactions are hereinafter referred to as “At-the-Market Offerings”).
(ii) Notwithstanding the foregoing, the Company, through any of the Authorized Company Representatives, may instruct the Sales Agent by telephone (confirmed promptly by electronic mail) (or as otherwise agreed to by the Company and the Sales Agent) not to sell the Shares if such sales cannot be effected at or above the price designated by the Company in any such instruction. In addition, the Company or the Sales Agent may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail) (or as otherwise agreed to by the Company and the Sales Agent), suspend the offering of the Shares; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.
(iii) The Sales Agent hereby covenants and agrees not to make any sales of the Shares on behalf of the Company, pursuant to this Section 4(a), other than (A) by means of At-the-Market Offerings and (B) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and the Sales Agent.
(iv) The compensation to the Sales Agent, as an agent of the Company, for sales of the Shares shall be up to 1.25% of the gross sales price of the Shares sold pursuant to this Section 4(a) or such lower amount as otherwise mutually agreed upon by the Company and the Sales Agent from time to time. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”).
(v) The Sales Agent shall provide written confirmation to the Company following the close of trading on the NYSE each day in which the Shares are sold under this Section 4(a) setting forth the amount of the Shares sold on such day, the Net Proceeds to the Company and the compensation payable by the Company to the Sales Agent with respect to such sales.
(vi) Settlement for sales of the Shares pursuant to this Section 4(a) will occur on the second business day following the date on which such sales are made (each such date, a “Settlement Date”). On each Settlement Date, the Shares sold through the Sales Agent for settlement on such date shall be issued and delivered by the Company to the Sales Agent against payment of the Net Proceeds for the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares by the Company or its transfer agent to the Sales Agent’s account, or to the account of the Sales Agent’s designee, at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, in return for payments in same day funds delivered to the account designated by the Company. If the Company, or its transfer agent (if applicable), shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (A) indemnify and hold the Sales Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay the Sales Agent any commission to which it would otherwise be entitled absent such default. The Authorized Company Representatives shall be the contact persons for the Company for all matters related to the settlement of the transfer of the Shares through DWAC for purposes of this Section 4(a)(vi).
(vii) At each Time of Sale, Settlement Date and Representation Date (as defined in Section 5(q)), the Company shall be deemed to have affirmed each of their respective representations and warranties contained in this Agreement. Any obligation of the Sales Agent to use its commercially reasonable efforts to sell the Shares on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 8 of this Agreement.
(b) (i) If the Company wishes to issue and sell the Shares other than as set forth in Section 4(a) of this Agreement (each, a “Placement”), it will notify the Sales Agent of the proposed terms of such Placement. If the Sales Agent, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Sales Agent and the Company will enter into a Terms Agreement setting forth the terms of such Placement. In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement, the terms of such Terms Agreement will control.
(c) (i) Under no circumstances shall the aggregate number of Shares sold pursuant to this Agreement exceed the number of Shares authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors, or a duly authorized committee thereof, and notified to the Sales Agent in writing.
(ii) If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other party and sales of the Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.
(d) Each sale of the Shares to or through the Sales Agent shall be made in accordance with the terms of this Agreement or, if applicable, a Terms Agreement.
(e) Any offer, solicitation or sale of the Shares shall be effected by or through only one of the Agents on any single trading day.
(f) Subject to the limitations set forth herein and as may be mutually agreed upon by the Company and the Sales Agent, sales pursuant to this Agreement may not be requested by the Company and need not be made by the Sales Agent during any period in which the Company is or could be deemed to be, in possession of material non-public information.
(g) Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale, of any Shares pursuant to this Agreement at any time during the period from and including the time the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the Representation Date that occurs in connection with the Company filing a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement, unless the Company shall first (i) prepare and deliver to the Sales Agent (with a copy to counsel for the Sales Agent) a Current Report on Form 8-K that includes substantially the same financial and related information that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Sales Agent, and, prior to its filing, obtain the written consent of the Sales Agent to such filing (which consent shall not be unreasonably withheld), (ii) provide the Sales Agent with the officers’ certificates, opinions and letters of counsels and accountants’ letter specified in Sections 5(q) through 5(u), inclusive, hereof, (iii) afford the Sales Agent the opportunity to conduct a due diligence review in accordance with Section 5(v) hereof prior to filing such Earnings 8-K and (iv) file (rather than furnish) such Earnings 8-K with the Commission. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificates, opinions or letters of counsel or accountants’ letter pursuant to this Section 4(g) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ letters as provided in Sections 5(q) through 5(u), inclusive, hereof, and (B) this Section 4(g) shall in no way affect or limit the operation of Section 4(d) hereof, which shall have independent application.
(h) The Company acknowledges and agrees that (A) there can be no assurance that the Sales Agent will be successful in selling the Shares, (B) the Sales Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by the Sales Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares in accordance with the terms of this Agreement, and (C) the Sales Agent shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by the Sales Agent and the Company.
SECTION 5. Covenants of the Company. The Company agrees with the Sales Agent:
(a) During the period in which a prospectus relating to the Shares is required to be delivered under the Act (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule), to notify the Sales Agent promptly of the time when any subsequent amendment to the Registration Statement has become effective or any subsequent supplement to the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus has been filed; to prepare and file with the Commission, promptly upon the Sales Agent’s request, any amendments or supplements to the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus that, in the Sales Agent’s reasonable opinion, may be necessary or advisable in connection with the offering of the Shares by the Sales Agent; and to cause each amendment or supplement to the Basic Prospectus or the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Act or, in the case of any Incorporated Document, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed.

(b) To promptly advise the Sales Agent, confirming such advice in writing, of any suspension of the Sales Agent’s obligations under Rule 15c2-8 under the Exchange Act or any request by the Commission for amendments or supplements to the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of examination, institution of proceedings for, or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to promptly advise the Sales Agent of any proposal to amend or supplement the Registration Statement, the Basic Prospectus or the Prospectus, and to provide the Sales Agent and its counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement (other than any prospectus supplement relating to the offering of other securities (including, without limitation, the Common Stock)) to which the Sales Agent shall have objected in writing.
(c) To make available to the Sales Agent, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Sales Agent, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Sales Agent may request for the purposes contemplated by the Act; in case the Sales Agent is required to deliver (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be.
(d) Subject to Section 5(b) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares; and to provide the Sales Agent, for its review and comment, with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to file no such report, statement or document to which the Sales Agent shall have objected in writing; and to promptly notify the Sales Agent of such filing.

(e) To pay the fees applicable to the Registration Statement in connection with the offering of the Shares within the time required by Rule 456(b)(1)(i) under the Act (without reliance on the proviso to Rule 456(b)(1)(i) under the Act) and in compliance with Rule 456(b) and Rule 457(r) under the Act.
(f) If at any time when Shares remain unsold by the Sales Agent the Company receives from the Commission a notice pursuant to Rule 401(g)(2) under the Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (a) promptly notify the Sales Agent, (b) promptly file a new registration statement or post-effective amendment on the proper form relating to the Shares, in a form satisfactory to the Sales Agent, (c) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable (if such filing is not otherwise effective immediately pursuant to Rule 462 under the Act) and (d) promptly notify the Sales Agent of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the Registration Statement that was the subject of the notice under Rule 401(g)(2) under the Act or for which the Company has otherwise become ineligible. References herein to the Registration Statement relating to the Shares shall include such new registration statement or post-effective amendment, as the case may be.
(g) If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Sales Agent, the Company will, prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to the Sales Agent. If the Company is not eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to the Sales Agent, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.
(h) To promptly notify the Sales Agent of the happening of any event that could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during any period during which a prospectus is required to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, subject to Section 5(b), to prepare and furnish, at the Company’s expense, to the Sales Agent promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change.
(i) To furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Sales Agent may designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise the Sales Agent of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.
(j) To make generally available to its security holders, and to deliver to the Sales Agent, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than eighteen months after the effective date of the Registration Statement (as such date is defined in Rule 158(c) under the Act).
(k) To apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the Prospectus Supplement or, if not so specified, in the Prospectus, and if not so specified, in the Basic Prospectus.
(l) Until the settlement of sale of all Common Stock being offered pursuant to this Agreement, at any time that sales of the Common Stock have been made but not settled or at any time the Company has outstanding with the

Sales Agent any instructions to sell the Common Stock but such instructions have not been fulfilled or cancelled, the Company will not sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of the Common Stock or securities convertible into or exchangeable or exercisable for the Common Stock or warrants or other rights to purchase the Common Stock or any other securities of the Company that are substantially similar to the Common Stock or permit the registration under the Act of any shares of the Common Stock, including pursuant to another Distribution Agreement, in each case without giving the Sales Agent at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale. Notwithstanding the foregoing, the Company may (i) register the offer and sale of the Shares through the Sales Agent pursuant to this Agreement; (ii) issue Common Stock, restricted stock, options or other units or awards pursuant to the Company’s long term stock incentive plans as currently in effect (or file a Form S-8 related to such plans) or pursuant to the exercise of employee stock options or other awards; (iii) issue Common Stock pursuant to the DRSPP or any successor dividend reinvestment or share purchase plan (or the filing of a Form S-3 related to such a plan) and (iv) offer or issue any series of preferred stock that is not convertible into shares of Common Stock other than in connection with a “change of control.” For the avoidance of doubt, the Company will not be prohibited from issuing Common Stock upon the election by a holder of Preferred Stock to convert Preferred Stock into Common Stock. In the event that notice of a proposed sale is provided by the Company pursuant to this Section 5(l), the Sales Agent may suspend activity under this program for such period of time as may be requested by the Company or as may be deemed appropriate by the Sales Agent.
(m) Not, at any time at or after the execution of this Agreement, to offer or sell any Shares by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus.
(n) The Company will not, and will cause its subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
(o) To use its best efforts to cause the Common Stock to be listed on the NYSE and to maintain such listing.
(p) To advise the Sales Agent immediately after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Sales Agent pursuant to Section 8 herein.
(q) Upon commencement of the offering of the Shares under this Agreement, and within four trading days of each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than pursuant to subclause (ii) below and other than a prospectus supplement filed pursuant to Rule 424(b) under the Act relating solely to the offering of securities other than the Shares), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless the Sales Agent shall otherwise reasonably request), or (iii) otherwise as the Sales Agent may reasonably request (the date of commencement of the offering of the Shares under this Agreement and each date referred to in subclauses (i), (ii) and (iii) above, each a “Representation Date”), the Company shall furnish or cause to be furnished to the Sales Agent forthwith a certificate dated as of such delivery date, in form satisfactory to the Sales Agent to the effect that the statements contained in the certificate referred to in Section 8(e)(i) of this Agreement which were last furnished to the Sales Agent are true and correct as of such delivery date, as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 8(e)(i), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate. The requirement to provide a certificate under this Section 5(q) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder or under any Alternative Agreement (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares through the Sales Agent or any Alternative Agent following a Representation Date when the Company relied on such waiver and did not provide the Agents with a certificate under this Section 5(q), then before the Company delivers the Placement Notice or the Sales Agent or any Alternative Agent sells any Shares, the Company shall provide the Sales Agent with such certificate, dated the date of the Placement Notice.
(r) On or prior to four trading days after each Representation Date with respect to which the Company is obligated to deliver a certificate under Section 8(e) for which no waiver is applicable, the Company shall furnish or cause to be furnished forthwith to the Sales Agent written opinions of (i) Hunton Andrews Kurth LLP, special counsel for the Company (including negative assurance), (ii) Hunton Andrews Kurth LLP, tax counsel for the Company, (iii) Venable LLP, Maryland counsel for the Company and (iv) Anthony C. Green, Chief Corporate Officer and Chief Legal Officer for the Company or other counsels satisfactory to the Sales Agent, dated and delivered as of such delivery date, in form and substance satisfactory to the Sales Agent, of the same tenor as the opinions referred to in Section 8(c) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinions.
(s) On or prior to four trading days after each Representation Date with respect to which the Company is obligated to deliver a certificate under Section 8(e) for which no waiver is applicable, the Company shall furnish or cause to be furnished to the Sales Agent forthwith a certificate of the Secretary of the Company, dated and delivered as of such delivery date, in form and substance satisfactory to the Sales Agent.
(t) On or prior to four trading days after each Representation Date with respect to which the Company is obligated to deliver a certificate under Section 8(e) for which no waiver is applicable, Ropes & Gray LLP, counsel to the Sales Agent, shall deliver a written opinion, dated and delivered as of such delivery date, in form and substance satisfactory to the Sales Agent.

(u) On or prior to four trading days after each Representation Date with respect to which the Company is obligated to deliver a certificate under Section 8(e) for which no waiver is applicable, the Company shall cause the Accountants or other independent accountants satisfactory to the Sales Agent, forthwith to furnish to the Sales Agent a letter, dated as of such delivery date, in form and substance satisfactory to the Sales Agent, of the same tenor as the letter referred to in Section 8(d) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter. Notwithstanding anything else contained herein to the contrary, other than as set forth in this Section 5(u) and Section 8(d) of this Agreement the Company shall be under no additional obligations to cause the Accountants to provide a letter to the Sales Agent, provided however, so long as this Agreement remains in effect, to the extent the Sales Agent reasonably believes it needs such a letter at some time other than as required under this Section 5(u) and Section 8(d), the Sales Agent may suspend the offering of the Shares in accordance with Section 4(a)(ii) of this Agreement, if such letter is not delivered.
(v) At each Representation Date with respect to which the Company is obligated to deliver a certificate under Section 8(e) for which no waiver is applicable, to conduct a due diligence session, in form and substance, satisfactory to the Sales Agent, which shall include representatives of the management and the accountants of the Company.
(w) That the Company consents to the Sales Agent trading in the Common Stock for the Sales Agent’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement.
(x) If to the knowledge of the Company, any condition set forth in Section 8(a) or Section 8(h) of this Agreement shall not have been satisfied on the applicable Settlement Date, to offer to any person who has agreed to purchase the Shares from the Company as the result of an offer to purchase solicited by the Sales Agent the right to refuse to purchase and pay for such Shares.
(y) To disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of the Shares sold through or to the Sales Agent under this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement during the relevant quarter.
(z) To ensure that prior to instructing the Sales Agent to sell Shares the Company shall have obtained all necessary corporate authority for the offer and sale of such Shares.
(aa) That each acceptance by the Company of an offer to purchase the Shares hereunder shall be deemed to be an affirmation to the Sales Agent that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Shares relating to such acceptance, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).
(bb) The Company has been organized and operated in conformity with the requirements for qualification and taxation of the Company as a REIT under the Code, and the Company’s proposed methods of operation will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for the 2020 fiscal year.

(cc) The Company has retained the Accountants as its qualified accountants and qualified tax experts (i) to test procedures and conduct annual compliance reviews designed to determine compliance with the REIT provisions of the Code and the Company’s exempt status under the Investment Company Act and (ii) to otherwise assist the Company in monitoring appropriate accounting systems and procedures designed to determine compliance with the REIT provisions of the Code and the Company’s exempt status under the Investment Company Act.
SECTION 6. Reserved.
SECTION 7. Payment of Expenses. The Company agrees with the Sales Agent that whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, to pay all of its expenses incident to the performance of its obligations hereunder, including, but not limited to, such costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Sales Agent (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares, (iii) the producing, word processing and/or printing of this Agreement, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Sales Agent (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel for the Sales Agent) and the printing and furnishing of copies of any blue sky surveys to the Sales Agent, (v) the listing of the Shares on any securities exchange or qualification of the Shares for quotation on the NYSE and any registration thereof under the Exchange Act and (vi) any filing for review of the public offering of the Shares by FINRA, including the reasonable legal fees and disbursements of counsel for the Sales Agent relating to FINRA matters. The Sales Agent will pay all of its other out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement, including, without limitation, travel, reproduction, printing and similar expenses.
SECTION 8. Conditions of Sales Agent’s Obligations. The obligations of the Sales Agent hereunder are subject to (i) the accuracy of the representations and warranties on the part of the Company on the date hereof, any applicable date referred to in Section 5(q) of this Agreement and as of each Settlement Date, (ii) the performance by the Company of its obligations hereunder and (iii) to the following additional conditions precedent.
(a) (i) No stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act, and no order directed at or in relation to any document incorporated by reference therein and no order preventing or suspending the use of the Prospectus has been issued by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or to the knowledge of the Company or the Sales Agent of the initiation or threatening of any proceedings for any of such purposes, has occurred; (ii) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Basic Prospectus or the Prospectus, and no amendment or supplement thereto, or modification thereof, if any, shall include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) no Prospectus, together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.
(b) Subsequent to the respective dates as of which information is given in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, (i) no material and unfavorable change, financial or otherwise (other than as referred to in the Registration Statement and the Prospectus), in the business, condition, net worth or prospects of the Company and its subsidiaries, taken as a whole, in the judgment of the Sales Agent, shall occur or become known and (ii) no transaction which is material and unfavorable to the Company or any of its subsidiaries, taken as a whole (other than as referred to in the Registration Statement and Prospectus), in the judgment of the Sales Agent, shall have been entered into by the Company or any of its subsidiaries.
(c) The Company shall furnish to the Sales Agent, at every date specified in Section 5(r) of this Agreement for which no waiver is applicable, the opinions of Hunton Andrew Kurth LLP, Venable LLP and the Chief Legal Officer of the Company addressed to the Sales Agent, and dated as of such date, and in form satisfactory to the Sales Agent, in the form set forth in Exhibits A-1, A-2, A-3 and A-4 hereto.
(d) At the dates specified in Section 5(u) of this Agreement, the Sales Agent shall have received from the Accountants letters dated the date of delivery thereof and addressed to the Sales Agent in form and substance satisfactory to the Sales Agent.
(e) (i) The Company shall deliver to the Sales Agent, on or prior to four trading days after each Representation Date specified in Section 5(q) of this Agreement, a certificate of two of its executive officers to the effect that (i) the representations and warranties of the Company as set forth in this Agreement are true and correct as of such delivery date, (ii) the Company has performed such of its obligations under this Agreement as are to be performed at or before each such delivery date and (iii) the conditions set forth in paragraphs (a) and (b) of this Section 8 have been met. The certificate shall also state that the Shares have been duly and validly authorized by the Company, that all corporate action required to be taken for the issuance and sale of the Shares has been validly and sufficiently taken, and that the Company’s Board of Directors or any other body with authority has not revoked, rescinded or otherwise modified or withdrawn such authorization or corporate action.

(f) The Sales Agent shall have received, at every date specified in Section 5(t) of this Agreement, the favorable opinion of Ropes & Gray LLP, counsel to the Sales Agent, dated as of such date, and in form and substance satisfactory to the Sales Agent.
(g) The Sales Agent shall have received, at every date specified in Section 5(s) of this Agreement, a certificate of the Secretary of the Company, dated as of such date, and in form and substance satisfactory to the Sales Agent.
(h) All filings with the Commission required by Rule 424 under the Act to have been filed by the Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424.
(i) The Shares shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the Settlement Date.
For purposes of clarity and without limitation to any other provision of this Section 8 or elsewhere in this Agreement, the Company and the Sales Agent agree that the Sales Agent’s obligations, if any, to solicit purchases of Shares on an agency basis or otherwise take any action pursuant to a Placement Notice shall, unless otherwise agreed in writing by the Sales Agent, be suspended during the period from and including a Representation Date for which certificates are required to be delivered pursuant to Section 5(q) through and including the time the Sales Agent shall have received the documents described in Sections 8(c) through 8(g), inclusive.

SECTION 9. Indemnification and Contribution.
(a) The Company agrees to indemnify, defend and hold harmless the Sales Agent and its affiliates, its and their directors, officers, employees and agents and any person who controls the Sales Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which the Sales Agent or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of the Sales Agent to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include the Basic Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing), in any Permitted Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Company or in any Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or Permitted Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of the Sales Agent to the Company expressly for use in, such Prospectus or Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.
If any action, suit or proceeding (together, a “Proceeding”) is brought against the Sales Agent or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, the Sales Agent or such person shall promptly notify the indemnifying party in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to the Sales Agent or any such person or otherwise except to the extent the Company was materially prejudiced by such omission. The Sales Agent or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Sales Agent or of such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company, and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless the Sales Agent and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested the

Company to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the Company agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by the Company of the aforesaid request, (ii) the Company shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iv) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. The Company shall not, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or may be a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act, by or on behalf of such indemnified party.
(b) The Sales Agent agrees to indemnify, defend and hold harmless the Company, and each of its directors and each of the Company’s officers, who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in and, in conformity with information furnished in writing by or on behalf of the Sales Agent to the Company expressly for use with reference to the Sales Agent in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of the Sales Agent to the Company expressly for use in, the Prospectus Supplement or a Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in the Prospectus Supplement or a Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.
If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against the Sales Agent pursuant to the foregoing paragraph, the Company or such person shall promptly notify the Sales Agent in writing of the institution of such Proceeding and the Sales Agent shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Sales Agent shall not relieve the Sales Agent from any liability which the Sales Agent may have to the Company or any such person or otherwise. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company such person unless the employment of such counsel shall have been authorized in writing by the Sales Agent in connection with the defense of such Proceeding or the Sales Agent shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to the Sales Agent (in which case the Sales Agent shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but the Sales Agent may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Sales Agent), in any of which events such fees and expenses shall be borne by the Sales Agent and paid as incurred (it being understood, however, that the Sales Agent shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Sales Agent shall not be liable for any settlement of any such Proceeding effected without the written consent of the Sales Agent but if settled with the written consent of the Sales Agent, the Sales Agent agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested the Sales Agent to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the Sales Agent agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by the Sales Agent of the aforesaid request, (ii) the Sales Agent shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the Sales Agent at least 30 days’ prior notice of its intention to settle. The Sales Agent shall not, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.
(c) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Sales Agent, on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Sales Agent, on the other, in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Sales Agent, on the other, shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Sales Agent, bear to the aggregate public offering price of the Shares. The relative fault of the Company, on the one hand, and of the Sales Agent, on the other, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Sales Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.
(d) The Company and the Sales Agent agree that it would not be just and equitable if contributions pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 9, the Sales Agent shall not be required to contribute any amount in excess of commissions received by it under this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
(e) The Company and the Sales Agent agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus.

SECTION 10. Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 9 and the covenants, warranties and representations of the Company contained in this Agreement or in certificates delivered pursuant hereto shall remain in full force and effect regardless of any investigation made by or on behalf of the Sales Agent, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls the Sales Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares.
SECTION 11. Termination.

(a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if any of the Shares have been sold through the Sales Agent for the Company, then Section 5(w) shall remain in full force and effect, (ii) with respect to any pending sale, through the Sales Agent for the Company, the obligations of the Company, including in respect of compensation of the Sales Agent, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 7, 9, 10, 12, 13, 14, 18 and 20 of this Agreement shall remain in full force and effect notwithstanding such termination.
(b) The Sales Agent shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 7, 9, 10, 12, 13, 14, 18 and 20 of this Agreement shall remain in full force and effect notwithstanding such termination.
(c) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 11(a) or 11(b) above or otherwise by mutual agreement of the parties; and shall automatically terminate on August 1, 2022; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 7, 9 and 10 shall remain in full force and effect.
(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Sales Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 4(a)(vi) of this Agreement.
SECTION 12. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements under this Agreement shall be in writing and delivered by hand, overnight courier, mail or facsimile and, if to the Sales Agent, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Attention: Syndicate, Facsimile: (212) 713-3371, and a copy for information purposes to Paul D. Tropp, Esq. at Ropes & Gray LLP, 1211 6th Ave, New York, New York 10036 and, if to the Company, it shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 1211 Avenue of the Americas, New York, New York 10036, Attention: David L. Finkelstein with a copy for information purposes to Robert K. Smith, Esq. at Hunton Andrew Kurth LLP, 2200 Pennsylvania Avenue, NW, Washington, DC 20037. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

SECTION 13. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Sales Agent, the Company and, to the extent provided in Section 9 of this Agreement, the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Sales Agent) shall acquire or have any right under or by virtue of this Agreement.
SECTION 14. No Fiduciary Relationship. The Company hereby acknowledges that the Sales Agent is acting solely as sales agent and/or principal in connection with the purchase and sale of the Company’s securities. The Company further acknowledges that the Sales Agent is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Sales Agent act or be responsible as a fiduciary to the Company or its management, stockholders or creditors or any other person in connection with any activity that the Sales Agent may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. The Sales Agent hereby expressly disclaims any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Sales Agent agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Sales Agent to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company, nor shall the expression of such opinions or views constitute any solicitation of any action by the Sales Agent. The Company hereby (a) waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Sales Agent with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions and (b) agrees that none of the activities of the Sales Agent in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Sales Agent with respect to any entity or natural person. The Company has consulted its own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate.
SECTION 15. Press Releases and Disclosure. The Company may issue a press release in compliance with Rule 134 under the Act describing the material terms of the transactions contemplated hereby as soon as practicable following the date hereof, and may file with the Commission a Current Report on Form 8-K describing the material terms of the transaction contemplated hereby, and the Company shall consult with the Sales Agent prior to making such disclosures, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosures that is reasonably satisfactory to all parties. No party hereto shall issue thereafter any press release or like public statement (including, without limitation, any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or any of the transactions contemplated hereby without the prior written approval of the other parties hereto, except as may be necessary or appropriate in the opinion of the party seeking to make disclosure to comply with the requirements of applicable law or stock exchange rules. If any such press release or like public statement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is reasonably satisfactory to all parties.
SECTION 16. Adjustments for Stock Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement shall be adjusted to take into account any stock split effected with respect to the Shares.
SECTION 17. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

SECTION 18. Counterparts; Electronic Signatures. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties. Delivery of this
Agreement by one party to the other may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
SECTION 19. Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York.
SECTION 20. Headings. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.
SECTION 21. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the non-exclusive jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Sales Agent or any indemnified party. Each of the Sales Agent and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.
SECTION 22. Successors and Assigns. This Agreement shall be binding upon the Sales Agent, the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and the Sales Agent’s respective businesses and/or assets.
SECTION 23. Recognition of the U.S. Special Resolution Regimes. Resolution Regime, the transfer from the Sales Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
In the event that the Sales Agent is a Covered Entity or a BHC Act Affiliate of such Sales Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Sales Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
For purposes of this Section 23, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing correctly sets forth the understanding among the Company and the Sales Agent, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Company and the Sales Agent. Alternatively, the execution of this Agreement by the Company and its acceptance by or on behalf of the Sales Agent may be evidenced by an exchange of telegraphic or other written communications.

Very truly yours,

ANNALY CAPITAL MANAGEMENT, INC.

By:	/s/ David L. Finkelstein
Name:	David L. Finkelstein
Title:	Chief Executive Officer

[Signature page to Amended and Restated Distribution Agency Agreement]

ACCEPTED as of the date first above written

UBS SECURITIES LLC

By:	/s/ Carlos Alvarez
Name:	Carlos Alvarez
Title:	Managing Director

By:	/s/ John Delgado
Name:	John Delgado
Title:	Associate Director

[Signature page to Amended and Restated Distribution Agency Agreement]

Schedule A
Permitted Free Writing Prospectuses
None.